UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 7, 2008
Date of Report: (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
500 Unicorn Park Drive Woburn, Massachusetts 01801
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On August 8, 2008, Monotype Imaging Holdings Inc. (the “Company”) announced that the Board of Directors had elected Robert L. Lentz, age 58, as a Director of the Company, effective August 7, 2008.  Mr. Lentz will also serve as a member of the Audit Committee of the Board of Directors.

Mr. Lentz is the President and Chief Executive Officer of Permission TV, Inc., an online video platform provider.  Prior to joining Permission TV in September 2006, Mr. Lentz was the Senior Vice President of Operations and Chief Financial Officer of OATSystems, Inc., a provider of radio-frequency identification (RFID) software for supply chain management systems.  Prior to joining OATSystems in September 2003, Mr. Lentz was Senior Vice President, Operations and Chief Financial Officer of eRoom Technology, a supplier of web-based collaborative workspace solutions.  Additional information can be found in the press release attached as Exhibit 99.1.

In connection with his election as a Director, Mr. Lentz was awarded 9,310 restricted shares of the Company’s common stock pursuant to the Company’s 2007 Stock Option and Incentive Plan (the “Plan”) and the Company’s standard Director restricted stock agreement.  These shares vest in equal quarterly installments over the next four years so long as Mr. Lentz remains a Director of the Company.  In addition, consistent with the compensation of the Company’s other non-employee Directors, Mr. Lentz will receive annual director compensation of $35,000 and compensation of $10,000 as a member of the Audit Committee, in each case pro rated for 2008 to reflect the period in which he serves as a director. Mr. Lentz was also awarded 3,879 restricted shares of the Company’s common stock pursuant to the Plan and the Company’s standard Director restricted stock agreement which vest on the date of the Company’s 2009 annual meeting of stockholders, so long as Mr. Lentz remains a Director of the Company.

Other than the compensation described above, there is no arrangement or understanding pursuant to which Mr. Lentz was elected as a Director and there are no family relationships between Mr. Lentz and the other directors or executive officers of the Company.  Since the beginning of the Company’s last fiscal year, Mr. Lentz has not had any transactions or currently proposed transactions in which Mr. Lentz was or is to be a participant in amounts greater than $120,000 and in which any related person had or will have a direct or indirect material interest.

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Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
99.1	Press Release issued by Monotype Imaging Holdings Inc. on August 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

August 8, 2008	By:	/s/ Scott E. Landers
Scott E. Landers
Senior Vice President, Chief Financial Officer and
Assistant Secretary (Principal Financial Officer)

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